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                                                                    EXHIBIT 99.1

[REPUBLIC GROUP INCORPORATED LOGO APPEARS HERE]

                                                   P.O. Box 1307
                                                   Hutchinson, Kansas  67504
                                                   Telephone:     (316) 727-2700
NEWS RELEASE                                       Fax:           (316) 727-2727

REPUBLIC GROUP INCORPORATED ANNOUNCES     Contact: Janey L. Rife  (316) 727-2711
DEATH OF STEPHEN L. GAGNON,                        Doyle Ramsey   (316) 727-2709
EXECUTIVE VICE PRESIDENT                           http://www.republic-group.com

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FOR IMMEDIATE RELEASE
---------------------

Hutchinson, Kan., June 22--Republic Group Incorporated (NYSE:RGC) announced today that Stephen L. Gagnon, age 45, Executive Vice President of the Company, died at the Swedish Medical Center in Seattle, Washington on Friday, June 19, 1998. He died from complications during treatment for leukemia, which had been detected approximately six months ago.

Prior to joining Republic Group Incorporated in 1990, Mr. Gagnon was a partner in the Dallas law firm of Locke Purnell Rain Harrell. He received degrees in business and law at the University of Kansas. He was a native of Zurich, Kansas and is survived by his wife, Sharon Thyfault Gagnon, and their five children.

Phil Simpson, Chairman of the Board, stated "He was a man of integrity with unfailing faith in God. He will be missed by all."

Republic Group Incorporated and its wholly-owned operating subsidiaries-- Republic Paperboard Company, Halltown Paperboard Company, Republic Recycling Company, and Republic Gypsum Company--are manufacturers of 100% recycled paperboard, recovered paper fiber and gypsum wallboard, servicing markets nationwide. Republic's common stock is traded on the New York Stock Exchange under the symbol "RGC".


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